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                                                                Exhibit A-4
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
FORM U-6B-2
Certificate of Notification
Filed By
CNG Power Services Corporation

		This certificate is notice that the above named company has issued, renewed or guaranteed the security or securities described herein which issue, renewal or guaranty was exempted from the provisions of Section 6(a)
of the Act and was neither the subject of a declaration or application on
Form U-1 nor included within the exemption provided by Rule U-48.

		1.	Type of the security or securities:  1,500 shares of Common
Stock of the CNG Power Services Corporation ("Common Stock").

		2.	Issue, renewal or guaranty:  Issue.

		3.	Principal amount of each security:  $10,000 per share of Common
Stock.

		4.	Rate of interest per annum of each security:  Not Applicable.

		5.	Date of issue, renewal or guaranty of security:  December 31,
1996.

		6.	If renewal of security, give date of original issue:  Not
Applicable.

		7.	Date of maturity of each security:  Not Applicable.

		8.	Name of the person to whom each security was issued, renewed or guaranteed.

			Consolidated Natural Gas Company

		9.	Collateral given with each security, if any:  None.



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                                                                  Exhibit
A-4
		10.	Consideration received for each security:

			$10,000 per share or $15,000,000 total consideration.

		11.	Application of proceeds of each security.

			To meet long-term financing requirements of the Company.

		12.	The issue, renewal or guaranty of each security was exempt from the provisions of Section 6(a) because of the provisions
contained in any rule of the Commission other than Rule U-48.

		13.	If the security or securities were exempt from the provisions of
Section 6(a) by virtue of the first sentence of Section 6(b), give the figures which indicate that the security or securities aggregate (together with all other than outstanding notes and drafts of a maturity of nine months or less, exclusive of days of grace, as to which such company is primarily or secondarily liable) not more than 5 per centum of the principal amount and par value of the other securities of such company then
outstanding.  (Demand notes, regardless of how long they may have been outstanding, shall be considered as maturing in not more than nine months for purposes of the exemption from Section
6(a) of the Act granted by the first sentence of Section 6(b)).

			Not Applicable.

		14.	If the security or securities are exempt from the provisions of
Section 6(a) because of the fourth sentence of Section 6(b), name the security outstanding on January 1, 1935, pursuant to the terms of which the security or securities herein described have been issued.

			Not Applicable.

		15.	If the security or securities are exempt from the provisions of
Section 6(a) because of any rule of the Commission other than
			Rule U-48 designate the rule under which exemption is claimed.

			Rule 52.
			CNG Power Services Corporation


			By:  J. M. Hostetler
			     Its Attorney
Date:  April 18, 1997